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                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated October 18, 1994, in the financial statements of J&L Structural, Inc. for the year ended September 30, 1994, included in the CPT Holdings, Inc. Form 8-K dated April 6, 1995, and to all references to our Firm included in this registration statement.


ARTHUR ANDERSEN LLP



Pittsburgh, Pennsylvania,
  April 21, 1995